COVA SERIES TRUST

                                 CODE OF ETHICS




                               COVA SERIES TRUST
                                 CODE OF ETHICS

This Code of Ethics ("Code") is adopted by:

     Cova Series Trust, a registered investment company ("Trust") on behalf of its series (each series of which is referred to as a "Portfolio") and Cova Investment Advisory Corporation ("Adviser"), the investment adviser of all pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Rule") under the Investment Company Act of 1940.

                        Statement of General Principles

     This Code is adopted in recognition of the general fiduciary principles that govern personal investment activities of all individuals associated with the Trust, Portfolio and the Adviser.

     It is the duty at all times to place the interests of Portfolio shareholders first. Priority must be given to Portfolio trades over personal securities trades.

     Individuals are prohibited from trading on the basis of material non-public information as defined by federal courts and the SEC in interpreting Rule 10b-5 under the Securities Exchange Act of 1934. Individuals are prohibited from trading in their personal accounts before trades in the Portfolio for the same security ("front-running").

     All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     Individuals should not take advantage of their positions.



                               TABLE OF CONTENTS
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1.   General Prohibitions

2.   Definitions
        Access Person
        Advisory Person
        Beneficial Interest
        Blind Trust
        Compliance Department
        Day
        For his or her own account
        Immediate Family
        Investment Company
        Personnel
        Portfolio Manager
        Related Issuer
        Security

3.   Required Compliance Procedures
        3.1 Preclearance of Securities Transactions by Access Persons
        3.2 Post-Trade Monitoring of Precleared Transactions
        3.3 Disclosure of Personal Holdings
        3.4 Certification of Compliance With Code of Ethics

4.   Restrictions and Disclosure Requirements
        4.1 Initial Public Offerings
        4.2 Private Placements
        4.3 Related Issuers
        4.4 Blackout Periods
        4.5 Same Day Price Switch
        4.6 Short-term Trading Profits
        4.7 Gifts
        4.8 Service as Director of Publicly Traded Companies
        4.9 Insider Trading - Prevention of Use of Non-Public Information

5.   Procedures with Regard to Dissemination of Information

6.   Reporting by Access Persons
        6.1 General Requirement
        6.2 Disinterested Trustees
        6.3 Contents

7.   Code of Ethics Board

8.   Annual Report to Board of Trustees

9.   Implementation
        9.1 Forms
        9.2 Exceptions
        9.3 Compliance by Sub-Advisers

APPENDIX

1.   General Prohibitions

No individual associated with the Trust, Portfolio, or the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such Trust or Portfolio, shall:

     Employ any device, scheme or artifice to defraud such Trust or Portfolio;

     Make to such Trust or Portfolio any untrue statement of a material fact or omit to state to such Trust or Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Trust or Portfolio;

     Engage in any manipulative practice with respect to such Trust or Portfolio;

     Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

     Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2.   Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

     Access Person - all Trustees, directors, officers, or Advisory Persons of the Portfolio or Adviser.

     Advisory Person - any employee of the Portfolio or Adviser, (or of any company in a control relationship to the Portfolio, or the Adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Portfolio, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     Beneficial Interest - a person has a beneficial interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a beneficial interest when the securities in the account are held:

     (i)  in his or her name;

     (ii) in the name of any of his or her Immediate Family;

     (iii)in his or her name as trustee for himself or herself or for his or her Immediate Family;

     (iv) in a trust in which he or she has a beneficial interest or is the settlor with a power to revoke;

     (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

     (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

     (vii) by a partnership of which he or she is a member;

     (viii) by a corporation  which he or she uses as a personal trading medium;

     (ix) by a holding company which he or she controls; or

     (x) any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a beneficial interest in any securities must submit a written request to the Compliance Department explaining the reasons therefor. Any disclaimers granted by the Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted.

     Blind Trust - a trust in which an Access Person or employee has beneficial interest or is the settlor with a power to revoke, with respect to which the Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with Adviser or any affiliate of Adviser and not a relative of such Access Person or employee.

     Compliance Department - Adviser's Compliance Department.

     Day - a calendar day.

     Designated Access Person - Any Access Person who in the course of his/her regular duties knows of or has access to information regarding transactions that will be made or have been effected on behalf of any Portfolio. The Compliance Department will maintain a list of names of the Designated Access Persons.

     For his or her own account - transactions in securities held in an individual's own name or for any account in which he or she has beneficial interest.

     Immediate Family - any of the following relatives sharing the same household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

     Investment Company - each registered investment company and series thereof for which the Adviser is the investment adviser.

     Investment Personnel - each Portfolio Manager, and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Managers decisions.

     Portfolio Manager - an Access Person who has or shares principal day-to-day responsibility for managing the portfolio of any Portfolio.

     Related Issuer - an issuer with respect to which an Investment Personnel or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or employee of such issuer.

     Security - any option, stock or option thereon, instrument, bond, debenture, preorganization certificate, investment contract, any other interest commonly known as a security, and any security or instrument related to, but not necessarily the same as, those held or to be acquired by a Portfolio; provided, however, that the following shall not be considered a "security": securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, commodities, futures, and options on futures.

3.   Required Compliance Procedures

     3.1  Preclearance of Securities Transactions

          (a) Every [Designated] Access Person and member of his or her Immediate Family must obtain prior approval from the Compliance Department before executing any personal securities transaction for his or her own account.

          [(b) Every Access Person and member of his or her Immediate Family must obtain prior written approval from the Compliance Department regarding a transaction in a Security for his or her own account or for his or her Immediate Family if such Access Person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as an Access Person should have known about any security that, during the 15-day period immediately preceding the date of the transaction by the Access Person, was purchased or sold by a Portfolio or was being considered by the Adviser for purchase or sale by a Portfolio.

          (c) Before approving any transaction requiring Preclearance,] Before executing any such transaction, the Compliance Department shall determine that:

               (i) No [Portfolio for which the Adviser has direct day-to-day portfolio management and transaction responsibility,] has a pending "buy" or "sell" order in that security;

               (ii) The security does not appear on any "restricted" list of the
                    Adviser; and

               (iii)Such transaction is not short selling or option trading that is economically opposite any pending transaction for any Portfolio for which the Adviser has direct day-to-day portfolio management and transaction responsibility.]

          (d)  The   following   securities   are   exempt   from   preclearance
     requirements:

               (i) Securities transactions where neither the [Designated] Access Person nor his or her Immediate Family knows [of the transaction before it is completed or securities transactions for Access Persons under Section 3.1(b) where such Access Person does not know] of the transaction before its is completed;

               (ii) The  acquisition  of  securities  through  stock  dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               (iii)The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               (iv) Repurchase agreements;

               (v) Options on the Standard & Poor's "500" Composite Stock Price Index; and

               (vi) Other securities that may from time to time be so designated in writing by the Code of Ethics Board.

          (e) Notwithstanding the foregoing provisions of this Section 3.1, a disinterested Trustee of the Trust must obtain prior written approval from the Compliance Department regarding a transaction in a security for his or her own account or for his or her Immediate Family only if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known about any security that, during the 15-day period immediately preceding the date of the transaction by the Trustee, was purchased or sold by a Portfolio or was being considered by the Adviser for purchase or sale by a Portfolio.

          (f) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

     3.2  Post-Trade Monitoring of Precleared Transactions.

          After the Compliance Department has granted preclearance to [a Designated] Access Person or member of his or her Immediate Family [or any Access Person under Section 3.1(b) with respect to any personal securities transaction, the investment activity of such [Designated Access Person or] Access Person and member of his or her Immediate Family shall be monitored by the Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

     3.3  Disclosure of Personal Holdings.

          All [Designated Access Persons] are required to disclose all their personal securities holdings and those of their Immediate Family to the Compliance Department upon commencement of employment and thereafter on an annual basis.

     3.4  Certification of Compliance With Code of Ethics.

          All Access Persons are required to certify annually in writing that they have:

          (a) read and understand the Code of Ethics and recognize that they are subject thereto;

          (b) complied with the requirements of the Code of Ethics;

          (c)  disclosed  or  reported  all  personal  securities   transactions
     required to be disclosed or reported pursuant to the requirements of the Code; and

          (d) with respect to any blind trusts in which such person has a beneficial interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4.   Restrictions and Disclosure Requirements

     4.1  Initial Public Offerings.

          All [Designated Access Persons] and members of their Immediate Family are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Portfolio.

     4.2  Private Placements.

          (a) No [Designated Access Persons] or member of his or her Immediate Family may acquire any securities in private placements without prior written approval by the Compliance Department.

          (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Trust or Portfolio and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Trust or Portfolio.

          (c) [A Designated Access Person] who has (or a member of whose Immediate Family has) acquired securities in a private placement is required to disclose that investment to the Portfolio Manager when such [Designated Access Person] plays a part in any subsequent consideration of an investment in the issuer for any Trust or Portfolio; provided, however, that if such [Designated Access Person] is the Portfolio Manager, such [Designated Access Person] shall make such disclosure to the Compliance Department. In any such circumstances, the decision to purchase securities of the issuer for a Trust or Portfolio is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Compliance Department.

     4.3  Related Issuers.

          Investment Personnel are required to disclose to the Portfolio Manager when they play a part in any consideration of an investment by a Trust or Portfolio in a Related Issuer; provided, however, that if such Investment Personnel is the Portfolio Manager, such investment Personnel shall make such disclosure to the Compliance Department. In any such circumstances, the decision to purchase securities of the Related Issuer for a Trust or Portfolio is subject to an independent review by Investment Personnel with no personal interest in the Related Issuer. Such independent review shall be made in writing and furnished to the Compliance Department.

     4.4  Blackout Periods.

          (a) No [Designated] Access Person or member of his or her Immediate Family may execute a securities transaction [in any security] on a day [in] which any [Portfolio] has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn; provided, however, that this prohibition shall apply to a disinterested Trustee only if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known about any security that, during the 15-day period immediately preceding the date of the transaction by that Trustee, was purchased or sold by a Portfolio or was being considered by the Adviser for purchase or sale by a Portfolio; and further provided, however, that this prohibition shall not apply to [in the case of] de minimis transactions (e.g., transactions involving a relatively small number of shares of a company with a large market capitalization and high average daily trading volume).

          (b) No Portfolio Manager or member of his or her Immediate Family may buy or sell a security for his or her own account within seven (7) Days before or after a Portfolio that he or she manages trades in that security, provided, however, that this prohibition shall not apply to:

          (i)  Securities  transactions  effected in any account over which such
               employee  has  no  direct  or  indirect   influence  or  control,
               including blind trusts;

          (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Portfolio;

          (iii)Securities transactions where neither the Portfolio Manager nor his or her Immediate Family knows of the transaction before it is completed;

          (iv) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities,

          (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

          (vi) Repurchase agreements;

          (vii)Options on the Standard & Poor's "500" Composite Stock Price Index; and

          (vii)Other securities that may from time to time be so designated in writing by the Code of Ethics Board

          (c) Any profits on trades within the proscribed periods shall be disgorged to the Portfolio.

          (d) The foregoing blackout periods should not operate to the detriment of any Investment Company. Without limiting the scope or meaning of this statement, the following procedure is to be implemented under extraordinary situations:

          (i) If a Portfolio Manager of a Portfolio or member of his or her Immediate Family has executed a transaction in a security for his or her own account and within seven (7) Days thereafter such security is considered for purchase or sale by such Portfolio, such Portfolio Manager shall submit a written memorandum to the Compliance Department prior to the entering of the purchase or sale order for the Portfolio. Such memorandum shall describe the circumstances underlying the consideration of such transaction for the Portfolio.

          (ii) Based on such memorandum and other factors it deems relevant under the specific circumstances, the Compliance Department shall have authority to determine that the prior transaction by the Portfolio Manager or member of his or Immediate Family for his or her own account shall not be considered a violation of the provisions of paragraph (b) of this section.


          (iii)The Compliance Department shall make a written record of any determination made under paragraph (d)(ii) of this section, including the reasons therefor. The Compliance Department shall maintain records of any such memoranda and determinations and provide copies thereof as part of its monthly reports to the Board of Trustees of the Trust.

          4.5  Same Day Price Switch.

          (a) If any employee of a Portfolio, or the Adviser or member of his or her Immediate Family purchases a security (other than a fixed income security) for his or her own account, and subsequent thereto a Portfolio purchases the same security during the same day, then, to the extent that the price paid per share by the Portfolio for such purchase is less favorable than the price paid per share by such employee, the Portfolio shall have the benefit of the more favorable price per share.

        (b) If any such employee or member of his or her Immediate Family sells a security for his or her own account and subsequent thereto a Portfolio sells the same security during the same day, then, to the extent that the price per share received by the Portfolio for such sale is less favorable than the price per share received by the employee, the Portfolio shall have the benefit of the more favorable price per share.

          (c) An amount of money necessary to effectuate the price adjustment shall be transferred from the account of the employee subject to the price adjustment policies, to the Portfolio's account. The price adjustment shall be limited to the number of shares purchased or sold by the employee or the number of shares purchased or sold by the Portfolio, whichever is smaller.

          (d) Notwithstanding the foregoing, price switching shall not apply to:

          (i)  Securities  transactions  effected in any account over which such
               employee  has  no  direct  or  indirect   influence  or  control,
               including blind trusts;

          (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Portfolio;

          (iii)Securities transactions where neither the employee nor his or her Immediate Family knows of the transaction before it is completed;

          (iv) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

          (vi)Repurchase agreements;

          (vii)Options on the Standard & Poor's "500" Composite Stock Price Index; or

          (viii)Other securities that may from time to time be so designated in writing by the Code of Ethics Board

          4.6  Short-term Trading Profits.

          (a) No [Designated Access Person] or member of his or her Immediate Family may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) Days, provided, however, that this prohibition shall not apply to:

          (i)  Securities  transactions  effected in any account over which such
               employee  has  no  direct  or  indirect   influence  or  control,
               including blind trusts;

          (ii) Securities transactions that are non-volitional on the part of either the Access Person or the Portfolio;

          (iii)Securities transactions where neither the Investment Personnel nor his or her Immediate Family knows of the transaction before it is completed;

          (iv) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          (v) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

          (vi) Repurchase agreements;

          (vii)Options on the Standard & Poor's "500" Composite Stock Price Index; and

          (viii) Other securities that may from time to time be so designated in writing by the Code of Ethics Board.

          (b) Any profits on trades within the proscribed periods shall be disgorged to a charity to be determined by the Compliance Department.

          (c) In determining the applicability of this section, determinations shall be made based upon a last-in, first-out ("LIFO") calculation; provided, however, that such determinations shall be solely for purposes of this Code of Ethics and shall not have any applicability for tax or other purposes.

          4.7  Gifts.

          (a) All Access Persons and employees are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Portfolio in any one year.

          (b) All gifts must be reported in writing to the Compliance Department no more than 30 days after the end of each calendar quarter.

          (c)  The  foregoing   restrictions  do  not  apply  to  customary  and
     occasional (i) business meals, (ii) tickets to sports or cultural events, or (iii) business entertainment.

          4.8  Service as Director of Publicly Traded Companies.

          Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies, absent prior authorization based upon the determination that such board service would not be inconsistent with the interests of the Trust and its shareholders.

          4.9  Insider Trading - Prevention of Use of Non-Public Information

          Access Persons are prohibited from trading on material non-public information, as defined by federal courts and the SEC interpreting Rule 10b-5 under the Securities Exchange Act of 1934 for their personal accounts or on behalf of the Trust. Neither will Access Persons disclose such information to anyone other than legal counsel.

          "Material non-public information" is any information: (i) about a company, or (ii) the market for the company's securities, (iii) which has come directly or indirectly from the company or from an outsider to the company in a position to influence the market for the securities of the company, (iv) which has not been disclosed generally to the marketplace,
     (v) the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by a reasonable investor in determining whether to trade in such securities.

          "Material information" is generally defined as information which there is a substantial likelihood that a reasonable investor would consider is important in making his or her investment decisions, or information which is reasonably certain to have an effect on the price of a company's securities. Access Persons should assume that information is "material" if it relates to such matters as dividend increases or decreases, earnings estimates, significant expansion or curtailment of operations, significant increase or decline in orders for products of the company, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary management changes or the purchase or sale of substantial assets.

          Material information can, of course, come directly from the company or its affiliates, professional advisors or others associated with the company who may be considered "insiders" ("inside information"). However, it can also come from a complete outsider to the company who is in a position to affect the market price of the securities of the company ("market information"). For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates when reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

          "Non-Public information" is information about a company which is known to a select number of people and has not been disclosed to the public generally. An Access Person should consider material information to be non-public unless he or she can identify the manner in which the information has been made public; for example, its being announced on the broad tape, contained in a report filed with the SEC, or published in a trade journal or a widely circulated newspaper.

5.   Procedures with Regard to Dissemination of Information.

          (a) The Adviser, and the Portfolio, and their officers, partners and employees, shall not disclose to any disinterested Trustee of the Trust information regarding the consideration or decision to purchase or sell a particular security when it is contemplated that such action will be taken within the next 15 days, unless it is:

     (i) requested in writing by a disinterested Trustee of the Trust or requested through a formal action of the Board of the Trust or any committee thereof;

     (ii) given because it is determined that the disinterested Trustee should have the information so that he or she may effectively carry out his or her duties; or

     (iii)given so that the Adviser may carry out its duties as investment adviser of a Portfolio.

          (b) If any information regarding transactions contemplated by the Portfolio is given to a disinterested Trustee, such disinterested Trustee shall be advised at that time that he or she and any other Portfolio Trustee receiving such information will be considered a Portfolio Manager with respect to any security held or to be acquired by the Portfolio, as indicated in the information which has been disclosed, for the next succeeding 22 days, and the Adviser shall so notify the Compliance Department. At such time, the Trustee shall be reminded by the Adviser of the provisions of Sections 3.3, 4.4, and 6.2 of this Code.

          (c) Subject to Sections 5(a) and 5(b), Access Persons are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Portfolios except to persons whose responsibilities require knowledge of the information.

6.   Reporting by Access Persons.

     6.1  General Requirement.

          Every Access Person shall report to the Trust and Compliance Department the information described in Section 6.3 with respect to transactions in any security in which such Access Person or member of his or her Immediate Family has, or by reason of such transaction acquires, any direct or indirect beneficial interest; provided, however, that no report is required with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

     6.2  Disinterested Trustees.

          (a) A disinterested Trustee of the Trust need only report a transaction in a security if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding the date of the transaction by that Trustee, such security was purchased or sold by a Portfolio or was being considered for purchase or sale by the Adviser.

          (b) Notwithstanding the foregoing, disinterested Trustees are required to report to the Compliance Department in writing whenever they own individually more than 1/2 of 1% of the outstanding shares of any publicly held issuer, together with the number of shares so owned.

     6.3  Contents.

          Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

     (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (iii) The price at which the transaction was effected; and

     (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect beneficial interest in the security to which the report relates.

7.   Code of Ethics Board.

          A Code of Ethics Board shall be created by the Adviser and the Trust composed of three members, two of whom shall be disinterested Trustees selected by the Board of Trustees of the Trust and one of whom shall be selected by the Adviser.

          Any person who has knowledge of any violation of this Code shall report said violation to the Code of Ethics Board.

          The Code of Ethics Board shall consult regularly and meet no less frequently than annually with the Compliance Department regarding the implementation of this Code. The Compliance Department shall provide the Code of Ethics Board with such reports as are required herein or as are requested by the Code of Ethics Board.

          A quarterly report shall be provided to the Trustees of the Trust certifying that except as specifically disclosed to the Code of Ethics Board, the Compliance Department knows of no violation of this Code. A representative of the Compliance Department shall attend meetings of the Trustees no less frequently than quarterly to report on the implementation of this Code.

          The Adviser and the Trustees of the Trust shall have authority to impose sanctions for violations of this Code. The Code of Ethics Board shall make recommendations regarding sanctions to be imposed on Access Persons who violate this Code. Such recommendations may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the Code of Ethics Board deems to be appropriate. All such recommendations shall be submitted to the Adviser and the Board of Trustees of the Trust.

8.   Annual Report to Board of Trustees.

          The Adviser shall prepare an annual report to the Board of Trustees of the Trust that:

          (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (ii) identifies any violations requiring significant remedial action during the past year; and

          (iii)identifies any recommended changes in existing restrictions or procedures based upon the Portfolio's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

9.   Implementation.

     9.1  Forms.

          The Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code.

     9.2  Exceptions.

          Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing and reported to the Code of Ethics Board.

     9.3  Compliance by Sub-Advisers.

          Any Advisory Person of a Sub-Adviser, as those are identified in the Trust's then current prospectus, shall be deemed in compliance with this Code if the Code of Ethics of such Sub-Adviser has been reviewed by the Board of Trustees of the Trust, and the Sub-Adviser, on a quarterly basis, provides the Trust with a statement of compliance by the Advisory Person with the Sub-Adviser's Code of Ethics.